Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

WEBTOON Entertainment Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common stock, par value $0.0001 per share (“Common Stock”), reserved for issuance upon the exercise of outstanding options granted under WEBTOON Entertainment Inc. 2020 Stock Option Plan (the “2020 Plan”)	Rule 457(h)	7,482,780(2)	$11.05(3)	$82,684,719.00	0.00014760	$12,204.26

Equity	Common Stock reserved for issuance upon the exercise of outstanding options granted under WEBTOON Entertainment Inc. Amended and Restated 2020 Stock Option Plan (the “A&R 2020 Plan”)	Rule 457(h)	811,590(4)	$13.04(5)	$10,583,133.60	0.00014760	$1,562.07

Equity	Common Stock reserved for issuance upon the exercise of outstanding options granted under WEBTOON Entertainment Inc. Second Amended and Restated 2020 Stock Option Plan (the “Second A&R 2020 Plan”)	Rule 457(h)	726,270(6)	$32.30(7)	$23,458,521.00	0.00014760	$3,462.48

Equity	Common Stock reserved for issuance upon the exercise of outstanding options granted under WEBTOON Entertainment Inc. Third Amended and Restated 2020 Equity Incentive Plan (the “2020 EIP”)	Rule 457(h)	2,040,719(8)	$20.59(9)	$42,018,404.21	0.00014760	$6,201.92

Equity	Common Stock reserved for issuance pursuant to awards under WEBTOON Entertainment Inc. 2024 Omnibus Incentive Plan (the “2024 Plan”)	Rule 457(h)	17,303,978(10)	$21.00(11)	$363,383,538.00	0.00014760	$53,635.41

Total Offering Amounts					$522,128,315.81		$77,066.14

Total Fee Offsets(12)							—

Net Fee Due							$77,066.14

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement (“Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the 2020 Plan, the A&R 2020 Plan, the Second A&R 2020 Plan, the 2020 EIP and the 2024 Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock, as applicable.

(2)	Represents 7,482,780 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding under the 2020 Plan as of the date of this Registration Statement.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $11.05, which is the weighted-average exercise price for Common Stock options outstanding under the 2020 Plan as of the date of this Registration Statement.

(4)	Represents 811,590 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding under the A&R 2020 Plan as of the date of this Registration Statement.

(5)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $13.04, which is the weighted-average exercise price for Common Stock options outstanding under the A&R 2020 Plan as of the date of this Registration Statement.

(6)

Represents 726,270 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding under the Second A&R 2020 Plan as of the date of this Registration Statement.

(7)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $32.30, which is the weighted-average exercise price for Common Stock options outstanding under the Second A&R 2020 Plan as of the date of this Registration Statement.

(8)	Represents 2,040,719 shares of Common Stock issuable upon the exercise of options to purchase shares of Common Stock outstanding under the 2020 EIP as of the date of this Registration Statement.

(9)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon $20.59, which is the weighted-average exercise price for Common Stock options outstanding under the 2020 EIP as of the date of this Registration Statement.

(10)

Represents 17,303,978 shares of Common Stock reserved for future issuance under the 2024 Plan, shares of Common Stock that may again become available for delivery with respect to awards under the 2024 Plan pursuant to the share counting, share recycling and other terms and conditions of the 2024 Plan, and shares of common stock that may become reserved and available for delivery with respect to awards under the 2024 Plan pursuant to the evergreen provision thereof, which provides that the number of shares reserved for issuance under the 2024 Plan will automatically increase on January 1st of each year, starting on January 1, 2025 and continuing annually on the anniversary thereof through (and including) January 1, 2034, equal to the lesser of (a) five percent (5%) of the aggregate number of shares of all classes of the Registrant’s common stock outstanding on the last day of the immediately preceding calendar year and (b) such smaller number of shares as determined by the Registrant’s board of directors.

(11)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the initial public offering price of Common Stock of $21.00 per share, as set forth in the Registrant’s Registration Statement on Form S-1 (File No. 333-279863), as amended (the “S-1 Registration Statement”), that was declared effective on June 26, 2024.

(12)	The Registrant does not have any fee offsets.

3